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                                                                    Exhibit 11.1

                            MILLENNIUM CHEMICALS INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                   (Millions, except share and per share data)
                                   (unaudited)

                                                                        Year Ended
                                                                       December 31,
                                                                 -------------------------
                                                                    2002          2001
                                                                 -----------   -----------
Income (loss) before cumulative effect of accounting change ..   $        21   $       (47)
Cumulative effect of accounting change .......................          (305)           --
                                                                 -----------   -----------
Net loss .....................................................   $      (284)  $       (47)
                                                                 ===========   ===========

Weighted average shares outstanding - basic ..................    63,587,561    63,564,497
Basic earnings (loss) per share:
   Before cumulative effect of accounting change .............   $      0.33   $     (0.75)
   From cumulative effect of accounting change ...............         (4.80)           --
                                                                 -----------   -----------
   After cumulative effect of accounting change ..............   $     (4.47)  $     (0.75)
                                                                 ===========   ===========

Weighted average shares outstanding - diluted ................    63,882,448    63,564,497
Diluted earnings (loss) per share:
   Before cumulative effect of accounting change .............   $      0.33   $     (0.75)
   From cumulative effect of accounting change ...............         (4.77)           --
                                                                 -----------   -----------
   After cumulative effect of accounting change ..............   $     (4.44)  $     (0.75)
                                                                 ===========   ===========

Calculation of weighted average shares:
   Weighted average shares outstanding - basic ...............    63,587,561    63,564,497
   Weighted average stock options ............................         4,727            --
   Weighted average restricted and other shares ..............       290,160            --
                                                                 -----------   -----------
   Weighted average shares outstanding - diluted .............    63,882,448    63,564,497
                                                                 ===========   ===========
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